STATEMENT OF MANAGEMENT RESPONSIBILITY


Management of The Somerset Group, Inc. has prepared and is responsible for the consolidated financial statements and for the integrity and consistency of other related information contained in the Annual Report. In the opinion of management, the consolidated financial statements, which necessarily include amounts based on management's estimates and judgments, have been prepared in conformity with generally accepted accounting principles appropriate to the circumstances.

The Company maintains a system of internal accounting controls designed to provide reasonable assurance that assets are safeguarded, that transactions are executed in accordance with the Corporation's authorizations and policies, and that transactions are properly recorded so as to permit preparation of the consolidated financial statements that fairly present the financial position and results of operations in conformity with generally accepted accounting principles. Internal accounting controls are augmented by written policies covering standards of persnal and business conduct and an organization structure providing for division of responsibility and authority.

Management believes the system of controls has prevented any occurrences that could be material to the consolidated financial statements.

The Company engaged the firm of KPMG LLP, independent auditors, to render an opinion on the consolidated financial statements. The accountants have advised management that they were provided with access to all information and records necessary to render their opinion.

The Board of Directors exercises its responsibility for the consolidated financial statements and related information through the Audit Committee, which is composed entirely of outside directors. The Audit Committee meets regularly with management and KPMG LLP to assess the scope of the annual audit plan, to review the Annual Report and Form 10-K, including major changes in accounting policies and reporting practices, and to approve non-audit services rendered by the independent auditors.

KPMG LLP also meets with the Audit Committee, without management present, to afford the Committee the opportunity to express its opinion on the adequacy of compliance with established corporate policies and procedures and the quality of financial reporting.

February 5, 1999



s/Robert H. McKinney      		s/Marni McKinney	     		s/Joseph M. Richter

Robert H. McKinney	         	Marni McKinney		        Joseph M. Richter
Chairman				                 President and 	     Chief Financial Officer
                             Chief Executive Officer



                                     -15-






KPMG
2400 First Indiana Plaza
135 North Pennsylvania Street
Indianapolis, IN 46204-2452





The Board of Directors and Shareholders
The Somerset Group, Inc.:

We have audited the accompanying consolidated balance sheets of The Somerset Group, Inc. and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of income, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1998. These consolidated financial statements are the responsibility of The Somerset Group, Inc.'s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of The Somerset Group, Inc. and subsidiaries at December 31, 1998 and 1997, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1998 in conformity with generally accepted accounting principles.






s/KPMG LLP

KPMG LLP


Indianapolis, Indiana
February 5, 1999


                                       -16-